As filed with the Securities and Exchange Commission on September 26, 2023

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-2660243
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450

Houston, Texas 77094

(281) 404-4387

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Doris

Chief Executive Officer

15915 Katy Freeway, Suite 450

Houston, Texas 77094

(281) 404-4387

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James B. Marshall

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2023

PROSPECTUS

 Camber Energy, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

Depositary Shares

Purchase Contracts

Units

We may issue and sell from time to time the securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our shares of common stock are listed on the NYSE American under the symbol “CEI.”

As of September 25, 2023, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $31,046,580.87, which was calculated based on 105,242,647 shares of outstanding common stock held by non-affiliates as of September 25, 2023, and a price per share of $0.295, the closing price of our common stock on September 22, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 5. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings. In addition, other persons identified in a prospectus supplement may, from time to time, sell securities described in this prospectus. This prospectus provides you with a general description of the securities we or others may offer, subject to the applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time we or others use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “the Company,” “Camber” or similar words refer to Camber Energy, Inc., together with our subsidiaries.

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ABOUT CAMBER ENERGY, INC.

Camber is a growth-oriented diversified energy company. Through its wholly-owned subsidiary, Viking Energy Group, Inc. (“Viking”), Camber provides custom energy & power solutions to commercial and industrial clients in North America and owns interests in oil and natural gas assets in the United States. Also through Viking, Camber holds an exclusive license in Canada to a patented carbon-capture system, and has a majority interest in: (i) an entity with intellectual property rights to a fully developed, patented, ready-for-market proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and (ii) entities with the intellectual property rights to fully developed, patent pending, ready-for-market proprietary Electric Transmission and Distribution Open Conductor Detection Systems.

Camber is based in Houston, Texas. Incorporated in Nevada in December 2003 under the name Panorama Investments Corp., the Company changed its name to Lucas Energy, Inc., effective June 9, 2006, and effective January 4, 2017, the Company changed its name to Camber Energy, Inc.

Our executive offices are located at 15915 Katy Freeway, Suite 450, Houston, Texas 77094, and our telephone number is (281) 404-4387.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

If Camber is unable to maintain compliance with NYSE American continued listing standards, Camber Common Stock may be delisted from the NYSE American equities market, which would likely cause the liquidity and market price of Camber Common Stock to decline.

Camber Common Stock is currently listed on the NYSE American. The NYSE American will consider suspending dealings in, or delisting, securities of an issuer that does not meet its continued listing standards. If Camber cannot meet the NYSE American continued listing requirements, the NYSE American may delist Camber Common Stock, which could have an adverse impact on Camber and the liquidity and market price of Camber’s stock.

In 2022 Camber was not in compliance with certain continued listing standards set forth in the NYSE American’s Company Guide (“Company Guide”), including as a result of: (i) Camber not timely filing all reports required to be filed with the SEC; (ii) Camber not holding an annual meeting of stockholders of Camber within the required timeframe; and (ii) the price of Camber Common Stock trading below the required threshold for more than 30 consecutive days. Camber took steps to remedy each deficiency, and on January 4, 2023, Camber issued a press release announcing that on January 3, 2023, it had received a notice letter from the NYSE American stating that Camber is in compliance with the NYSE American continued listing standards set forth in the Company Guide. However, in accordance with Section 1009(h) of the Company Guide, if Camber is again determined to be below any of the continued listing standards within 12 months of the date of January 3, 2023, NYSE American will examine the relationship between the two incidents of noncompliance and re-evaluate Camber’s method of financial recovery from the first incident. NYSE American will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described in Section 1009 of the Company Guide or immediately initiating delisting proceedings.

On April 12, 2023, Camber received a deficiency letter from the NYSE American indicating that Camber is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide. On May 9, 2023, Camber submitted to the NYSE American a plan of compliance addressing how Camber intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide. Such plan included a four-pronged approach to regaining compliance and remedy the deficiency: (1) consummate the merger with Viking and consolidate the financial statements and balance sheets of Camber and Viking to improve Camber’s stockholders’ equity position; (2) the continued reduction, and no further issuance, of Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”) and the associated derivative liability, which has decreased from 3,886 such shares outstanding as of January 1, 2022 to only 30 such shares as of September 25, 2023; (3) commercialization post-merger, as early as 2023, of certain of Viking’s existing technologies, including (A) Viking’s license to a patented carbon-capture system, (B) Viking’s majority interest in an entity with intellectual property rights to a fully developed, patented, proprietary medical and biohazard waste treatment system using ozone technology, and (C) Viking’s ownership of entities with intellectual property rights to fully developed, patent pending, proprietary electric transmission and open conductor detection systems; and (4) pursuit of additional value-additive acquisition opportunities and reduction of long-term debt. Additionally, Camber noted in such plan that on April 25, 2023, Camber terminated all warrants previously held by Antilles Family Office, LLC (“Antilles”) and Discover Growth Fund, LLC (“Discover”), which will have a positive impact on Camber’s stockholders’ equity position and are reflected in the financial statements for the quarter ended June 30, 2023.

A delisting of Camber Common Stock could negatively impact Camber by, among other things, reducing the liquidity and market price of Camber Common Stock and reducing the number of investors willing to hold or acquire Camber Common Stock, which could negatively impact Camber’s ability to raise equity financing. In addition, delisting from the NYSE American might negatively impact Camber’s reputation and, as a consequence, its business. It would also be a default under the promissory notes executed by Camber in favor of Discover, and Discover would be able to enforce all relevant security and foreclose on Camber’s assets. Further, if Camber were delisted from the NYSE American and Camber is not able to list Camber Common Stock on another national exchange Camber will no longer be eligible to use Form S-3 registration statements and will instead be required to file a Form S-1 registration statement for any primary or secondary offerings of Camber Common Stock, which would delay Camber’s ability to raise funds in the future, may limit the type of offerings of Camber Common Stock Camber could undertake, and would increase the expenses of any offering, as, among other things, registration statements on Form S-1 are subject to SEC review and comments whereas take downs pursuant to a previously filed Form S-3 are not.

If Camber is delisted from the NYSE American, your ability to sell your shares of Camber Common Stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If Camber Common Stock is delisted from the NYSE American, it would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act (“Rule 15g-9”). Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell Camber’s securities, and accordingly would affect the ability of stockholders of Camber to sell their securities in the public market. These additional procedures could also limit Camber’s ability to raise additional capital in the future.

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FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Such statements are those concerning our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements may include, but are not limited to, statements about the following subjects:

•	the availability of funding and the terms of such funding;

•	our ability to integrate and realize the benefits from future acquisitions that we may complete and the costs of such integrations;

•	our ability to timely collect amounts owed to us under unsecured notes payable;

•	significant dilution caused by the conversion of Series C Preferred Stock into common stock, as well as downward pressure on our stock price as a result of the sale of such common shares;

•	our growth strategies;

•	anticipated trends in our business;

•	our ability to repay outstanding loans and satisfy our outstanding liabilities;

•	our liquidity and ability to finance our exploration, acquisition and development strategies;

•	market conditions in the oil and gas and pipeline services industries;

•	the timing, cost and procedure for future acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;

•	legal proceedings and/or the outcome of and/or negative perceptions associated therewith;

•	planned capital expenditures (including the amount and nature thereof);

•	increases in oil and gas production;

•	changes in the market price of oil and gas;

•	changes in the number of drilling rigs available;

•	the number of wells we anticipate drilling in the future;

•	estimates, plans and projections relating to acquired properties;

•	the number of potential drilling locations;

•	our ability to maintain our NYSE American listing;

•	the voting and conversion rights of our preferred stock;

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•	the effects of global pandemics, such as COVID-19 on our operations, properties, the market for oil and gas and the demand for oil and gas;

•	our financial position, business strategy and other plans and objectives for future operations;

•

the anticipated impact of our recently consummated merger with Viking and the risk that such merger may not be accretive to our earnings per share, return on capital employed, cash flow and/or free cash flow, which may negatively affect the market price of our common stock; and

•	other factors referenced in this prospectus.

Such statements are subject to numerous risks, uncertainties and assumptions that are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” above and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only on the date hereof. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events unless required by law.

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USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital; and

•	repayment, refinancing or redemption of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

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DESCRIPTION OF DEBT SECURITIES2

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among usand a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” “our,” the “Company” and “Camber” refer to Camber Energy, Inc. only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

____________________

2 NTD: To be updated or revised based on drafts of form of indentures.

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Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

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Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•

we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

• we are the continuing entity, or

•

if we are not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

(2)	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

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Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

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In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

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We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “- Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

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Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

o	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

o	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

■	have become due and payable,

■	will become due and payable at their stated maturity within one year, or

■	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

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Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•

any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

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DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that Camber has authority to issue is 510,000,000, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 25, 2023, Camber had (i) 105,500,642 shares of common stock outstanding, (ii) 28,092 designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), 28,092 of which were outstanding, (iii) 5,200 designated shares of Series C Preferred Stock, 30 of which were outstanding, (iv) 25,000 designated shares of Series G Redeemable Convertible Preferred Stock (“Series G Preferred Stock”), 5,272 of which were outstanding, and (v) 2,075 designated Series H Convertible Preferred Stock (“Series H Preferred Stock”), 275 of which were outstanding.

Common Stock

Holders of our common stock: (i) are entitled to share ratably in all of our assets available for distribution (after payment of or provision for all debts and liabilities and after payment to the holders of our outstanding shares of preferred stock, if any) upon liquidation, dissolution or winding up of our affairs; (ii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iii) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. Each stockholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors.

The presence of the persons entitled to vote 33% of the outstanding voting shares on a matter before the stockholders shall constitute the quorum necessary for the consideration of the matter at a stockholders meeting.

The vote of the holders of a majority of the votes cast on the matter at a meeting at which a quorum is present shall constitute an act of the stockholders, except for the election of directors, who shall be appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of a majority of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Subject to the terms contained in any designation of a series of preferred stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of preferred stock:

1.

The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

2.	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

3.

The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

4.

Whether the shares of such class or series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

___________________________

3 Note to Camber: To update dates/numbers with figures closer to closing.

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5.

The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

6.

Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

7.

Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

8.

The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of the common stock or shares of stock of any other class or any other series of the same class;

9.

The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

10.

The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of preferred stock as to the payment of dividends, the distribution of assets and all other matters;

11.

Facts or events to be ascertained outside the articles of incorporation of the Company, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment; and

12.

Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of our articles of incorporation, as amended, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Preferred Stock

On or about August 1, 2023, Camber filed with the State of Nevada a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A COD”).

Each share of Series A Preferred Stock (1) has no right to vote on any matters, questions or proceedings of Camber, except: (i) on a proposal to increase or reduce Camber’s authorized share capital, (ii) on a resolution to approve the terms of any buy-back agreement, (iii) on a proposal to wind up Camber, (iv) on a proposal for the disposal of all or substantially all of Camber’s property, business and undertaking, (f) during the winding-up of Camber, and/or (g) with respect to a proposed merger or consolidation in which Camber is a party or a subsidiary of Camber is a party, in each case on an as-converted basis (subject to a 9.99% beneficial ownership limitation); (2) will receive, upon the occurrence of a liquidation of Camber, the same amount of consideration that would have been due if such shares of Series A Preferred Stock had been converted into Camber’s common stock immediately prior to such liquidation; and (3) is convertible, at the option of the holder thereof, into 890 shares of Camber’s common stock (subject to a beneficial ownership limitation preventing conversion into Camber’s common stock if the holder would be deemed to beneficially own more than 9.99% of Camber’s common stock). The Series A Preferred Stock does not have any redemption rights and shares equally in any dividends authorized by the board of directors for distribution to holders of Camber’s common stock, on an as-converted basis. James A. Doris, the Chief Executive Officer and director of Camber, currently holds all 28,092 outstanding shares of Series A Preferred Stock.

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Series C Preferred Stock

On or about November 8, 2021, Camber filed with the State of Nevada the Fifth Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock (the “Series C COD”).

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 24.95% per annum (adjustable up to 34.95% if a trigger event, as described in the Series C COD occurs), payable upon redemption, conversion, or maturity, and when, as and if declared by our board of directors in its discretion, provided that upon any redemption, conversion, or maturity, seven years of dividends are due and payable on such redeemed, converted or matured stock. The Series C Preferred Stock ranks senior to the common stock. The Series C Preferred Stock has no right to vote on any matters, questions or proceedings of Camber including, without limitation, the election of directors except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce Camber’s share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up Camber; (e) on a proposal for the disposal of all or substantially all of Camber’s property, business and undertakings; and (f) during the winding-up of Camber.

The Series C Preferred Stock may be converted into shares of our common stock at any time at the option of the holder, or at Camber’s option if certain equity conditions (as defined in the Series C COD), are met. Upon conversion, Camber will pay the holders of the Series C Preferred Stock being converted through the issuance of common stock, in an amount equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date (i.e., seven years), and issue to the holders such number of shares of common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the applicable conversion price of $162.50 (after adjustment following the December 21, 2022 reverse stock split) adjusted for any future forward or reverse splits.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable. Specifically, the conversion rate of such premiums and dividends equals 95% of the average of the lowest 5 individual daily volume weighted average prices during the Measuring Period (as defined below), not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a trigger event has occurred, in which case the conversion rate equals 85% of the lowest daily volume weighted average price during the Measuring Period, less $0.10 per share of common stock not to exceed 85% of the lowest sales prices on the last day of such the Measuring Period, less $0.10 per share. The “Measuring Period” is the period beginning, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, before the applicable notice has been provided regarding the exercise or conversion of the applicable security, and ending, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, after the applicable number of shares stated in the initial exercise/conversion notice have actually been received into the holder’s designated brokerage account in electronic form and fully cleared for trading. Trigger events are described in the designation of the Series C Preferred Stock, but include items which would typically be events of default under a debt security, including filing of reports late with the SEC.

The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of common stock prior to such date, all remaining outstanding Series C Preferred Stock will automatically be converted in to shares of common stock, to the extent Camber has sufficient authorized but unissued shares of common stock available for issuance upon conversion. Notwithstanding any other provision of this designation, available authorized and unissued shares of common stock will be a limit and cap on the maximum number of common shares that could be potentially issuable with respect to all conversions and other events that are not solely within the control of Camber. Camber will at all times use its best efforts to authorize sufficient shares. The number of shares required to settle the excess obligation is fixed on the date that net share settlement occurs. The Dividend Maturity Date will be indefinitely extended and suspended until sufficient authorized and unissued shares become available. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by Camber.

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Camber may not issue any preferred stock that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock, or (ii) Rule 144 under the Securities Act is available for the immediate unrestricted resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock.

The Series C Preferred Stock is subject to a beneficial ownership limitation, which prevents any holder of the Series C Preferred Stock from converting such Series C Preferred Stock into common stock, if upon such conversion, the holder would beneficially own greater than 9.99% of Camber’s outstanding common stock.

Pursuant to the Series C COD, holders of the Series C Preferred Stock are permitted to vote together with holders of common stock on all matters other than election of directors and shareholder proposals (including proposals initiated by any holders of preferred shares), on an as-if converted basis, subject to the beneficial ownership limitation in the Series C COD, even if there are insufficient shares of authorized common stock to fully convert the Series C Preferred Stock. Also pursuant to certain agreements entered into with the holders of the Series C Preferred Stock in October 2021, due to the occurrence of a Trigger Event, Camber no longer has the right to conduct an early redemption of the Series C Preferred Stock as provided for in the Series C COD.

On October 31, 2022, Camber filed with the Secretary of State of Nevada an amendment to the Series C COD (the “Series C Amendment”), dated as of October 28, 2022 (the “Series C Amendment Date”), pursuant to agreements between Camber and each of Discover and Antilles signed on October 28, 2022, which amended the Series C COD such that (i) beginning on the Series C Amendment Date and thereafter, when determining the conversion rate for each share of Series C Preferred Stock based on the trading price of Camber’s common stock over a certain number of previous days (“Measurement Period”), no day will be added to what would otherwise have been the end of any Measurement Period for the failure of the Equity Condition (as defined in the Series C COD), even if the volume weighted average trading price (“Measuring Metric”) is not at least $1.50 and each holder of Series C Preferred Stock waived the right to receive any additional shares of common stock that might otherwise be due if such Equity Condition were to apply after the Series C Amendment Date, including with respect to any pending Measurement Period; and (ii) (A) beginning on the Series C Amendment Date and for the period through December 30, 2022, the Measuring Metric will be the higher of the amount provided in Section I.G.7.1(ii) of the Series C COD and $0.20, and (B) beginning at market close on December 30, 2022 and thereafter, the Measuring Metric will be the volume weighted average trading price of the common stock on any day of trading following the date of first issuance of the Series C Preferred Stock.

As of September 25, 2023, Antilles held 30 shares of Series C Preferred Stock and Camber estimated these shares would be able to convert into approximately 4,808,329 shares of common stock pursuant to the conversion formula set out in the Series C COD associated with the Series C Preferred Stock, using approximately $0.2973 as the low volume weighted average price of Camber’s common stock for the purposes of calculating the Conversion Premium due upon conversion.  The Company has the right to redeem the 30 shares of Series C Preferred Stock for cash in an amount equal to the Early Redemption Price provided any debt due to Antilles or its affiliate is paid in full.

As of September 25, 2023, Antilles is entitled to approximately 15,113,9078 shares of common stock in connection with the prior conversion of approximately 240 shares of Series C Preferred Stock as a result of: (i) Camber not being compliant with all Equity Conditions (as defined in the COD), specifically as it relates to Camber not being in compliance with the NYSE American continued listing standards regarding the minimum stockholders’ equity threshold; (ii) the Measurement Period (as defined in the COD) in respect of the prior conversions being extended each day Camber is not in compliance with said Equity Condition(s); and (iii) the volume weighted average price of Camber’s common stock being lower than the price on the dates of the initial conversion of the 240 shares of Series C Preferred Stock.

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Series G Preferred Stock

On or about December 30, 2021, Camber filed with the State of Nevada a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series G Redeemable Convertible Preferred Stock (the “Series G COD”).

Pursuant to the Series G COD, the Series G Preferred Stock may be converted into shares of common stock at any time at the option of the holder at a price per share of common stock equal to one cent above the closing price of Camber’s common stock on the date of the issuance of such shares of Series G Preferred Stock, or as otherwise specified in that certain Stock Purchase Agreement, dated as of December 30, 2021, by and between Camber and Antilles (the “Series G SPA”), subject to adjustment as otherwise provided in the Series G COD. Upon conversion, Camber will pay the holders of the Series G Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise earned if they had been held through the maturity date.

The Series G Preferred Stock, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to Camber’s common stock; (b) junior to the Series C Preferred Stock, (c) senior to the Series E Redeemable Convertible Preferred Stock and Series F Redeemable Convertible Preferred Stock, as such may be designated as of the date of the Series G COD, or which may be designated by Camber after the date of this Designation; (d) senior, pari passu or junior with respect to any other series of preferred stock; and (d) junior to all existing and future indebtedness of Camber.

Except as prohibited by applicable law or as set forth in the Series G SPA or Series G COD, the holders of shares of Series G Preferred Stock will have the right to vote together with holders of common stock and Series C Preferred Stock on all matters other than the election of directors and any shareholder proposals (including proposals initiated by any holder of shares of Series G Preferred Stock), in each instance on an as-converted basis, subject to the beneficial ownership limitation in the Series G COD even if there are insufficient shares of authorized common stock to fully convert the shares of Series G Preferred Stock into common stock.

Commencing on the date of the issuance of any such shares of Series G Preferred Stock, each outstanding share of Series G Preferred Stock will accrue cumulative dividends at a rate equal to 10.0% per annum, subject to adjustment as provided in the COD (to a maximum of 30% per annum), of the face value of $10,000 per share. Dividends will be payable with respect to any shares of Series G Preferred Stock upon any of the following: (a) upon redemption of such shares in accordance with the Series G COD; (b) upon conversion of such shares in accordance with the Series G COD; and (c) when, as and if otherwise declared by Camber’s board of directors.

Dividends, as well as any applicable conversion premium payable under the Series G COD, will be paid in shares of common stock valued at (i) if there is no Material Adverse Change (“MAC”) as at the date of payment or issuance of common shares for the conversion premium, as applicable, (A) 95.0% of the average of the 5 lowest individual daily volume weighted average prices of the common stock on the NYSE American during the applicable measurement period, which may be non-consecutive, less $0.05 per share of common stock, not to exceed (B) 100% of the lowest sales price on the last day of such measurement period less $0.05 per share of common stock, or (ii) during the time that any MAC is ongoing, (A) 85.0% of the lowest daily volume weighted average price during any measurement period for any conversion by a holder, less $0.10 per share of common stock, not to exceed (B) 85.0% of the lowest sales price on the last day of any measurement period, less $0.10 per share of common stock.

On the dividend maturity date (as further described in the Series G COD), Camber may redeem any or all shares of Series G Preferred Stock by paying its holder, in registered or unregistered shares of common stock valued at an amount per share equal to 100% of the Liquidation Value (as described and defined in the Series G COD) for the shares redeemed, and Camber will use its best efforts to register such shares.

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Series H Preferred Stock

On or about August 1, 2023, Camber filed with the State of Nevada a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series H Convertible Preferred Stock (the “Series H COD”).

Each share of Series H Preferred Stock (1) votes an aggregate of 1 voting share on all shareholder matters, voting together with Camber’s common stock as a single class (subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the sole election of the holder thereof); (2) will receive, upon the occurrence of a liquidation of Camber, the same amount of consideration that would have been due if such shares of Series H Preferred Stock had been converted into common stock immediately prior to such liquidation; and (3) is convertible, at the option of the holder thereof, into up to 15,983,333 shares of Camber Common Stock (subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the sole election of the holder thereof) upon achievement of certain sales milestones. Pursuant to that certain Securities Purchase Agreement between Viking and Jedda Holdings LLC, dated as of February 9, 2022: (i) on or about August 9, 2023, 200 shares of Series H Preferred Stock were converted into 3,333,333 shares of Camber’s common stock; (ii) the outstanding 275 shares of Series H Preferred Stock are convertible into shares of Camber’s common stock at a price of $0.60 per share; (iii) the $10,000 face value per share of each share of Series H Preferred Stock will be convertible into Camber’s common stock at a price per share of: (a) $0.75 once Viking Protection Systems, LLC, a majority owned subsidiary of Viking (“Viking Protections”) has sold between 10,000 and 20,000 Units of the electric transmission ground fault prevention trip signal engaging system developed and sold by Viking Protections (“Units”); (b) $1.00 once Viking Protections has sold between 20,000 and 30,000 Units; (c) $1.25 once Viking Protections has sold between 30,000 and 50,000 Units; (d) $1.50 once Viking Protections has sold between 50,000 and 100,000 Units; and (e) $2.00 once Viking Protections has sold at least 100,000 Units. The Series H Preferred Stock does not have any redemption rights and shares equally in any dividends authorized by Camber’s board of directors for distribution to holders of Camber’s common stock, on an as-converted basis.

New Preferred Stock

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any redemption provisions;

•	any liquidation preference;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. The issuance of shares of preferred stock may discourage third-party bids for our common stock or may otherwise adversely affect the market price of our common stock. In addition, preferred stock may enable our board of directors to make it more difficult or to discourage attempts to obtain control of us through a hostile tender offer, proxy contest, merger or otherwise, or to make changes in our management.

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Anti-takeover effects of provisions under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada Revised Statutes (“NRS”) prohibit a Nevada corporation from engaging in specific types of business “combinations” with any person deemed to be an “interested stockholder” of the corporation for a period of two years following the date that such person becomes an interested stockholder unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, these statutes also place certain restrictions on such combinations even after the expiration of the two-year period. For the purposes of these statutes, with certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder.

Sections 78.411 to 78.444 of the NRS generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 of the NRS by a provision in its articles of incorporation. However, if such election is not made in the corporation’s original articles of incorporation, then a subsequent amendment to include such a provision in its articles of incorporation:  (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, (2) must not be effective until 18 months after the vote approving the amendment and (3) must not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.  Camber’s original articles of incorporation did not include a provision electing not to be governed by Sections 78.411 to 78.444 of the NRS and Camber has not subsequently amended its articles of incorporation to include such a provision in its Articles of Incorporation, as amended; therefore, Camber is subject to the provisions of NRS 78.411 to 78.444.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers of certain Nevada corporations under Sections 78.378 to 78.3793 of the NRS, which generally provides that any person that acquires a “controlling interest” in certain Nevada corporations and those acting in association with an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such “acquiring person” and those persons acting in association with an acquiring person to the extent such voting rights are approved by the other stockholders of the corporation at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire, directly or indirectly, a “controlling interest” in an issuing corporation. A “controlling interest” is defined, with certain exceptions, as outstanding voting shares of a subject corporation that, but for the application of these provisions of the NRS, would enable the acquiring person directly or indirectly and individually or in association with others to exercise one-fifth or more of the voting power of the subject corporation in the election of the subject corporation’s directors. For purposes of these statutes, control shares include not only shares acquired by an acquiring person and those persons acting in association with an acquiring person in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person and persons acting in association with such acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

These “control share” laws (NRS 78.378 to 78.3793) generally apply to a Nevada corporation, as of a particular date, if the corporation (i) has 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date) and (ii) does business in the State of Nevada directly or through an affiliated corporation, unless the articles of incorporation or bylaws of the corporation (in effect on the 10th day following the acquisition of a controlling interest by an acquiring person) provided that the provisions of Sections 78.378 to 78.3793 of the NRS do not apply to a corporation. Camber has a provision in its bylaws, as amended, pursuant to which Camber has elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to Camber.

In addition to Nevada’s combinations with interested stockholders laws (NRS 78.411 through 78.444) and its control share laws (NRS 78.378 through 78.3793), Section 78.139 of the NRS also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to Section 78.138(4) of the NRS.

Removal of Directors

Section 78.335 of the NRS provides that, subject to certain exceptions, an incumbent director may only be removed from office by the vote of stockholders representing not less than 2/3rds of the voting power of the issued and outstanding shares entitled to vote. As such, it may be difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Cleartrust, LLC, 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, and the phone number is (813) 235-4490.

Market Information

Our common stock is listed on the NYSE American under the symbol “CEI.”

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities of our company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in a prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.

General

We may issue subscription rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder purchasing or receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the prices, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitation relating to the exchange and exercise of the subscription rights;

•	the date on which the rights to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, debt securities or other securities, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEPOSITARY SHARES

Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and for us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus, and number of units, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, subscription rights, depositary shares, purchase contracts or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE American, on any other existing trading market for shares of our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Rights Offerings

We may offer rights to our existing shareholders to purchase additional shares of our common stock, preferred stock, debt securities or other securities. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, preferred stock, debt securities or other securities that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a standby arrangement with one or more underwriters or other purchasers to purchase any of our shares of common stock, preferred stock, debt securities or other securities not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

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Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

30

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by McDonald Carano LLP, Reno, Nevada. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

31

EXPERTS

The financial statements incorporated in this Prospectus by reference to Camber Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and Current Report on Form 8-K/A dated September 7, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Camber Energy, Inc. for the year ended December 31, 2022 have been so incorporated in reliance on the report of Turner, Stone & Company, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We also make available free of charge on our website, at www.Camber.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q or Form 10-Q/A for the quarterly periods ended March 31, 2023 and June 30, 2023;

•

our Current Reports on Form 8-K and 8-K/A filed with the SEC on March 20, 2023, April 18, 2023, April 19, 2023, April 26, 2023, April 27, 2023, June 21, 2023, July 21, 2023, August 1, 2023, September 5, 2023 and September 7, 2023;

•	our Registration Statement on Form S-4/A filed with the SEC on June 8, 2023; and

•	the description of our securities filed as Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on June 30, 2020, as that description may be updated from time to time.

We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Camber Energy, Inc.

15915 Katy Freeway, Suite 450

Houston, Texas 77094

Attention: Investor Relations

Telephone: (281) 404-4387

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Camber Energy, Inc., a Nevada corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$4,408.00	*
Printing expenses		†
Accounting fees and expenses		†
Legal fees and expenses		†
Trustee fees and expenses		†
Rating agency fees		†
Miscellaneous		†
Total		†

________________________

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any.

†

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

As authorized by Section 78.7502 of the Nevada Revised Statutes (the “NRS”), Camber Energy, Inc. (“Camber”) may indemnify its officers and directors against expenses, including attorneys’ fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as an officer, director, employee, or agent of the company and directors, so long as such person (1) is not liable pursuant to Section 78.138 of the NRS or (2) acted in good faith and in a manner which they reasonably believed to be in or not opposed to Camber’s best interests, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. If such legal proceeding, however, is a threatened, pending or completed action or suit by or in Camber’s right to procure a judgment in Camber’s favor, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent a court determines the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS generally provides that a corporation must indemnify any person against expenses reasonably incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or any claim, issue or matter therein, to the extent that the person is successful on the merits or otherwise in defense of such action, suit or proceeding.

The discretionary and mandatory indemnification provided for and authorized in in Sections 78.751 and 78.7502 of the NRS are in addition to any other right to indemnification that a person may be entitled under a corporation’s articles of incorporation, its bylaws, under any agreement made by the corporation, or otherwise; except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

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Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at Camber’s request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs and guaranties. Camber maintains standard policies of insurance under which coverage is provided (a) to Camber’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Camber with respect to payments which may be made by Camber to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Camber’s articles of incorporation, as amended, provide that its directors and officers shall not be personally liable to Camber or its stockholders for damages for breach of such directors’ or officers’ fiduciary duty, but do not eliminate liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the NRS. The effect of this provision of Camber’s articles of incorporation, as amended, is to eliminate Camber’s rights and those of its stockholders (through stockholders’ derivative suits on behalf of Camber) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations described above or defined by statute.

Camber’s bylaws, as amended, provide that Camber shall indemnify every (i) present or former director, advisory director or officer of Camber, (ii) any person who while serving in any of the capacities referred to in clause (i) served at Camber’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each, an “Indemnitee”). Camber’s bylaws provide that we shall indemnify each Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in Camber’s best interests and, in all other cases, that his conduct was at least not opposed to Camber’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to Camber or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to Camber. Camber believes that the indemnification provisions in its articles of incorporation, as amended, and bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Camber’s bylaws, as amended, provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (i) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (ii) found liable to Camber. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the preceding paragraph. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither Camber’s bylaws nor its articles of incorporation, as amended, include any specific indemnification provisions for its officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Camber pursuant to the foregoing provisions, or otherwise, Camber has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits.†

Exhibit No.	Description of Exhibit
*4.1

Articles of Incorporation (Filed as Exhibit 3.1 to Camber’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006, and incorporated herein by reference)(File No. 000-51414)

*4.2

Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to Camber’s Information Statement on Schedule 14C filed with the SEC on June 1, 2006) (File No. 000-51414)

*4.3

Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to Camber’s Information Statement on Schedule 14C filed with the SEC on February 20, 2007)(File No. 000-51414)

*4.4

Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to Camber’s Proxy Statement on Schedule 14A filed with the SEC on March 11, 2010) (File No. 001-32508)

4.5

Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on January 11, 2011, and incorporated herein by reference)(File No. 001-32508)

4.6

Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on July 2, 2015, and incorporated herein by reference)(File No. 001-32508)

*4.7

Certificate of Amendment to the Articles of Incorporation, amending Camber’s name to “Camber Energy, Inc.”, filed with the Secretary of State of Nevada on January 3, 2017 (Filed as Exhibit 3.1 to Camber’s Quarterly Report on Form 10-Q, filed with the Commission on February 14, 2017, and incorporated herein by reference)(File No. 001-32508)

*4.8

Certificate of Amendment to Camber’s Articles of Incorporation to increase the number of our authorized shares of common stock from 200,000,000 to 500,000,000, as filed with the Secretary of State of Nevada on January 10, 2018 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on January 12, 2018 and incorporated herein by reference) (File No. 001-32508)

*4.9

Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on March 1, 2018, and effective March 5, 2018 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on March 2, 2018 and incorporated herein by reference) (File No. 001-32508)

*4.10

Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Camber Energy, Inc. with the Secretary of State of the State of Nevada on December 20, 2018 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on December 26, 2018 and incorporated herein by reference)(File No. 001-32508)

*4.11

Certificate of Amendment to Camber’s Articles of Incorporation to increase the number of our authorized shares of common stock from 20,000,000 to 250,000,000, as filed with the Secretary of State of Nevada on April 10, 2019 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on April 11, 2019, and incorporated herein by reference)(File No. 001-32508)

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*4.12

Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on July 3, 2019, and effective July 8, 2019 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on July 8, 2019 and incorporated herein by reference) (File No. 001-32508)

*4.13

Camber Energy, Inc. Fifth Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 8, 2021 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on November 12, 2021 and incorporated herein by reference) (File No. 001-32508)

*4.14

State of Delaware Certificate of Merger of Domestic Corporation Into Domestic Limited Liability Company, filed with the Secretary of State of Delaware on July 10, 2019, and effective July 9, 2019, merging Camber Energy Merger Sub 2, Inc. into Lineal Star Holdings LLC (Filed as Exhibit 3.8 to Camber’s Quarterly Report on Form 10-Q, filed with the Commission on August 14, 2019 and incorporated herein by reference) (File No. 001-32508)

*4.15

Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, filed by Camber Energy, Inc. with the Secretary of State of Nevada on October 25, 2019 and effective on October 29, 2019 (Filed as Exhibit 3.1 to Camber’s Current Report on Form 8-K, filed with the Commission on October 29, 2019 and incorporated herein by reference) (File No. 001-32508)

*4.16

Certificate of Amendment to Articles of Incorporation (Increase in Authorized Common Stock to 25 Million Shares) filed with the Nevada Secretary of State on April 16, 2020, and effective April 16, 2020 (Filed as Exhibit 3.1 to Camber’s Current Report on Form 8-K, filed with the Commission on April 17, 2020 and incorporated herein by reference) (File No. 001-32508)

*4.17

Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of Nevada on May 15, 2020 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on May 19, 2020, and incorporated herein by reference)(File No. 001-32508)

*4.18

Certificate of Withdrawal of Certificate of Designation of Series B Redeemable Convertible Preferred Stock filed with the Secretary of State of Nevada on May 15, 2020 (Filed as Exhibit 3.2 to Camber’s Report on Form 8-K, filed with the Commission on May 19, 2020, and incorporated herein by reference)(File No. 001-32508)

*4.19

Certificate of Withdrawal of Certificate of Designation of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on May 15, 2020 (Filed as Exhibit 3.3 to Camber’s Report on Form 8-K, filed with the Commission on May 19, 2020, and incorporated herein by reference)(File No. 001-32508)

*4.20

Certificate of Withdrawal of Certificate of Designation of Series E Redeemable Convertible Preferred Stock filed with the Secretary of State of Nevada on May 15, 2020 (Filed as Exhibit 3.4 to Camber’s Report on Form 8-K, filed with the Commission on May 19, 2020, and incorporated herein by reference)(File No. 001-32508)

*4.21

Certificate of Withdrawal of Certificate of Designation of Series F Redeemable Preferred Stock filed with the Secretary of State of Nevada on May 15, 2020 (Filed as Exhibit 3.5 to Camber’s Report on Form 8-K, filed with the Commission on May 19, 2020, and incorporated herein by reference)(File No. 001-32508)

*4.22

Certificate of Designation of Series G Redeemable Convertible Preferred Stock filed with the Secretary of State of Nevada on December 30, 2021 (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on January 5, 2022, and incorporated herein by reference)(File No. 001-32508)

*4.23

Amended and Restated Bylaws (effective March 29, 2016) (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on April 1, 2016, and incorporated herein by reference)(File No. 001-32508)

*4.24

Certificate of Amendment to Articles of Incorporation of Camber Energy, Inc. (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on April 27, 2023, and incorporated herein by reference)(File No. 001-32508)

*4.25

Certificate of Designations of Series A Convertible Preferred Stock  (Filed as Exhibit 3.1 to Camber’s Report on Form 8-K, filed with the Commission on August 1, 2023, and incorporated herein by reference)(File No. 001-32508)

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*4.26

Certificate of Designations of Series H Convertible Preferred Stock  (Filed as Exhibit 3.2 to Camber’s Report on Form 8-K, filed with the Commission on August 1, 2023, and incorporated herein by reference)(File No. 001-32508)

4.32	Form of Indenture between the Company and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.
4.33	Form of Indenture between the Company and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.
5.1	Opinion of McDonald Carano LLP as to the legality of the securities.
23.1	Consent of Turner, Stone & Company, L.L.P.
23.2	Consent of McDonald Carano LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page herein).
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Senior Trustee (to be filed prior to any issuance of senior debt securities).
**25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).
107	Filing Fee Table.

________________________

†

The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

*	Incorporated by reference as indicated.
**	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings.

(a)	Each undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 26, 2023.

CAMBER ENERGY, INC.

By:	/s/ James A. Doris
James A. Doris
Chief Executive Officer and Director

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POWER OF ATTORNEY

Each person whose signature appears below appoints James A. Doris as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on September 26, 2023.

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CAMBER ENERGY, INC.

/s/ James A. Doris	Chief Executive Officer and Director
James A. Doris	(Principal Executive Officer)

/s/ John McVicar	Chief Financial Officer
John McVicar	(Principal Financial and Accounting Officer)

/s/ Fred Zeidman
Fred Zeidman	Director

/s/ James G. Miller
James G. Miller	Director

/s/ Robert Green
Robert Green	Director

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